Equity Transfer Agreement – Jitian Property Company Limited

This agreement is signed among the undersigned on November 20, 2006 in Beijing, the People’s Republic of China (PRC):

Transferor: Silverstrand International Holdings Company Limited (hereinafter called Party A)
Registered Address: Flat A-C, 20/F, Chang Fung Mansion, 128 Gloucester Road, Wanchai, Hong Kong
Authorized Representative: Jiang Fang

Transferee: Beijing Capital Land Limited (hereinafter called Party B)
Registered Address: Room 501, 1 Yingbin Zhong Road, Huairou District, Beijing , PRC
Legal Representative: Liu Xiao Guang

Transferee: Reco Ziyang Pte Limited (hereinafter called Party C)
Registered Address: 160 Robinson Road, #37-01 Capital Tower, Singapore 068912
Authorized Representative: Lee Kok Sun

Party A, Party B and Party C can be referred to “one party” alone, or be referred to “each party” and “all parties” together.

Whereas:

1.

Shenyang Jitian Property Company Limited (hereinafter called “Jitian”) is a legally established and continuing Wholly Owned Foreign Enterprise formed under the law of the People’s Republic of China in Shenyang, Liaoning, PRC. Jitian holds a Business Registration numbered <Qi Du Liao Shen Zong Zi 111604393:>. Jitian’s scope of business includes real estate development and leasing. The invested capital of Jitian is USD29 million. The registered capital of Jitian is USD20 million, among which USD1,399,970 has been paid. Party A legally holds 100% of equity interest in Jitian.

2.

On 20th March, 2006, the Chessboard Mountain Tourism Development Board of the Shenyang City Planning and Land Resources Bureau signed a “National Land Transfer Contract” (No. 20060003) with Jitian. The Bureau approved Jitian to develop a residential project (including commercial development), with an area of 420,317 square meters on a piece of land numbered QPS06-001 in the Chessboard Mountain Development Zone. The project is hereinafter referred to the Galaxy Bay Project.

3.	Party A is a legal and continuing entity, a limited company, established under the law of Hong Kong Special Administrative Region of the People’s Republic of China.
4.	Party B is a legal and continuing entity, a shareholding company, established under the law of the People’s Republic of China.
5.	Party C is a legal and continuing entity, a limited liability company, established under the law of the Singapore Republic (hereinafter referred to as “Singapore”).
6.

As the shareholder of Jitian, Party A is transferring 50% equity interest of Jitian to each of Party B and Party C according to the terms of this agreement. Party B and Party C each agreed to acquire 50% equity interest of Jitian according to the terms of this agreement. After the transfer where Party B and Party C become the shareholder of Jitian, Jitian will become a “joint-venture company” described in this agreement.

7.	The Board of Directors of Jitian has agreed with a resolution to transfer 50% equity interest of Jitian to each of Party B and Party C.
8.

Upon signing of this agreement, Party B and Party C will sign a “Jitian Property Company Limited Joint-venture Contract” (hereinafter called “Joint-venture Contract”) and a “Jitian Property Company Limited Joint-venture Company Bylaw” (hereinafter called “Joint-venture Bylaw”) to change Jitian into a Sino-foreign Joint-venture Company (hereinafter called “Joint-venture Company”). The total investment capital will be increased to USD79 million and the registered capital will be increased to USD40 million to develop and operate the Galaxy Bay project together.

Based on the abovementioned, the three Parties come to an agreement that the purpose of Party B and Party C acquiring the equity interest of Jitian is to develop and operate the Galaxy Bay Project. After negotiation based on a fair and mutual foundation, the three Parties agreed on the following terms according to the law of the People’s Republic of China.

Chapter 1:  Definition

In this agreement, unless specified or related to adhering paragraphs, the definition of the following terms are:

1.1

The Galaxy Bay Project: The residential development project (including commercial development), with a total area of 420,317 square meters, that Jitian owns in the Chessboard Mountain Tourism Development Zone of Shenyang.

1.2	Approval Bureau: The Bureaus in Shenyang which have the authority to approve this agreement, joint-venture agreement, joint-venture bylaw and to issue Joint-venture Approval Certificate.
1.3

Registration Bureau: The Company Administration Bureaus in Shenyang which have the authority to change the registration of Jitian into a Sino-foreign Joint-venture Company and to issue Joint-venture Business Certificate to Jitian.

1.4

Joint-venture Approval Certificate: The Foreign Investment Approval Certificate issued by Approval Bureau to Jitian which states the investment capital of USD79 million and registered capital of USD40 million invested by Party B and Party C as 50% shareholders of Jitian each.

1.5

Joint-venture Business Certificate: The Legal Representative Business Certificate issued to Jitian by registration bureau after the change in business registration according to the Joint-venture Approval Certificate which states the registered capital of the Sino-foreign Joint-venture Company, Jitian, as USD40 million.

1.6

Completion of equity transfer: when Jitian obtains the Joint-venture Business Certificate and the Joint-venture Approval Certificate after the changes of the Business Registration and the approval of this equity transfer agreement, the joint-venture contract and the joint-venture bylaw by the approval bureaus.

1.7	Completion date of equity transfer: the issuance date of the Joint-venture Business Certificate.
1.8	Transition period: the period between the signing day of this agreement to the completion day of the company transfer.
1.9

Completion day of the company transfer: the day when the equity transfer is completed, and Party A, Party B and Party C completed the company transfer procedure mentioned in Clause 8.2 of this agreement and signed the Company Transfer Acknowledgement.

1.10

Related company: the company directly or indirectly controlled by any of the parties in this agreement, or the company directly or indirectly controlling any of the parties in this agreement, or the company controlling with any other company any of the parties in this agreement.

1.11

Force Majeure: any unforeseeable, unavoidable, or uncontrollable objective condition by all parties in this agreement, including but not limited to earthquake, typhoon, flood, fire, war, tempest, strike or murrain etc.

Chapter 2:   Equity Transfer

2.1

Party A agreed to transfer 100% equity interest of Jitian with a value to Party B and Party C according the terms of this agreement. Party B and Party C agreed to acquire 50% equity interest of Jitian respectively according to the terms of this agreement.

2.2

Three Parties agreed that the total transfer price of Jitian to be USD1,399,970. Party B and Party C each acquire 50% equity interest of Jitian, hence, each pays a transfer price of USD699,985 to Party A.

2.3

The transfer of equity interest of Jitian by Party A has been legally authorized and approved. The acquisition of equity interest of Jitian by Party B and Party C has been legally authorized and approved.

2.4

Upon the transfer of equity interest of Jitian under Clause 2.1 of this agreement, Party B and Party C increase the investment capital of Jitian from USD29 million to USD79 million, and increase the registered capital of Jitian from USD20 million to USD40 million. Within both amount, Party B and Party C shall pay the increased portion of the registered capital of USD20 million. While Party A has invested a registered capital of USD1,399,970 for Jitian, Party B and Party C shall invest another USD19,300,015 as the registered capital of Jitian after the completion of the equity transfer.

2.5	After the completion of the equity transfer, Jitian shall become a Sino-foreign joint-venture company according to law.

Chapter 3:   Declaration, Promises and Guarantee

3.1	As the only shareholder of Jitian, Party A declares, promises and guarantees Party B and Party C the followings:
3.1.1	Jitian is a a legal and continuing limited liability company established under the law of PRC.
3.1.2	The Galaxy Bay Project is the only project developing by Jitian at present.
3.1.3	All financial statements of Jitian are in accordance with the laws and regulations of PRC and are real, complete and accurate.
3.1.4

All registered capital paid by Party A to Jitian has been approved and valuated. There is no illegal appropriation and withdrawal of capital. All funds in the registered capital have been used reasonably in daily operation of the company and in expenses related to the Galaxy Bay Project.

3.1.5

Jitian has paid all taxes related to the daily operation of the business and the development of the Galaxy Bay Project, including but not limited to revenue tax and related additional tax, company income tax, personal income tax, etc. Jitian has also paid in full, if any, fees and penalties arising from any breaches of laws and regulations imposed by relative government departments and regulatory bureaus.

3.1.6

Jitian has complete and thorough ownership of all assets recorded on its financial statement. Apart from mortgaging the title deed of the land of the Galaxy Bay Project for the loan obtained from the Zhongshan Branch of the Shenyang City Commercial Bank of RMB550,000,000, there is no third party ownership, part ownership, appropriation, mortgage right, security right, reserve right, any form of guarantee, or confiscation, freezing, seizure imposed by any regulatory disciplines on all other assets owned by Jitian.

3.1.7

Since the establishment of Jitian, there has not been any lawsuit, arbitration, court order, administrative punishment. In addition, there is no dispute, dissension, illegal practice, breach of contract and there is no criminal offense, civil offense nor administrative liability.

3.1.8

Jitian has obtained all approvals, certificates and any other permits necessary for the scope of business. All approvals, certificates and permits obtained are real, legal and valid during the signing of this agreement. There is no reasons and conditions in which the legality of all these documents will be affected. Jitian will not loses any benefits granted by the government due to any transaction terms of this agreement.

3.1.9

Since the day of establishment, Jitian has never been involved in any illegal operation and has never been punished by any administrative and judicatory bureaus. Party A guarantees that Jitian will not be involved in any illegal operation from the signing day of this agreement until the completion of the company transfer, otherwise, Party A shall be responsible for any liability caused.

3.1.10

Until the signing date of this agreement, Jitian has never and will not call, approve nor propose any meeting for closure or liquidation. Jitian has never and will not submit any written application for closure or liquidation, nor has Jitian received any notice of closure or liquidation from any administrative and judicatory bureau. Jitian has never stopped or halted repaying any debt, nor has Jitian lost ability to repay any debt. Before the completion of the company transfer, Party A shall ensure Jitian will maintain relationships with customers, contractors, suppliers and distributors according to normal practice in the industry and normal business practice (except those practices not accepted by Party B and Party C expressed in a written format).

3.1.11

If any violation of the declarations, promises and guarantees listed in Clause 3.1 occurs, or any condition causing them to be unreal and wrong, Party A guarantees to correct the situation at its best effort. At the same time, Party A shall notify Party B and Party C in writing when this situation occurs. Such notice does not affect the right of Party b and Party C to claim for losses from Party A.

3.2	As the transferor of equity interest of Jitian, Party A declares, promises and guarantees Party B and Party C the following:
3.2.1	Party A possesses complete behavioral ability to sign and perform this agreement.
3.2.2

Party A owns legally and completely 100% equity interest of Jitian and has the right to transfer any part of the equity interest. Such equity interest is not controlled nor limited by any third party interest and priority interest.

3.2.3

From the signing date of this agreement until the completion of the equity transfer, Party A shall not provide any guarantee or security in any form with all or part of the equity interest of Jitian. Party A shall not transfer all or part of the equity interest to a third party nor to authorize any third party to exert any right as a shareholder.

3.2.4

Party A has obtained all necessary approval to sign and perform this agreement. The authorized representative signing on behalf of Party A on this agreement has obtained a complete, mandatory and valid authorization.

3.2.5

The signing and performing of this agreement by Party A are not against any law and regulation, arbitration, court judgment or administrative order, nor are they in breach of any agreements or promises.

3.2.6

Party A has provided and will provide to Party B, Party C and any authorized agent all documents, information, presentations and statements related to Jitian and the Galaxy Bay Project. All material provided are real, accurate and complete. There are no falsity, misrepresentation and omission.

3.2.7	Party A has not signed any equity transfer agreement or related agreement on Jitian with any third party.
3.2.8	Until the signing date of this agreement, Party A has not authorized any third party any authorization rights or agency rights which may affect Party A in performing this agreement.

3.3	As the transferee of the equity interest of Jitian, Party B and/or Party C declares, promises and guarantees to Party A as follows:
3.3.1	Both parties possess complete behavioral ability to sign and perform this agreement.
3.3.2

Both parties have obtained all necessary approval to sign and perform this agreement. The authorized representatives signing on behalf of both Parties on this agreement have obtained a complete, mandatory and valid authorization.

3.3.3	The signing and performing of this agreement by both parties are not against any law and regulation, arbitration, court judgment or administrative order.
3.3.4	The signing and performing of this agreement by both parties are not in breach of any promise, contract or agreement.
3.4

Continuity of declaration, promise, and guarantee All declarations, promises and guarantees made by any of the party shall be valid and will continue to be valid after the completion date of the equity transfer.

Chapter 4:   Payment of the Transfer Price

4.1

Regarding the transfer payment of USD699,985 from Party B to Party A, Party A shall issue an original copy of the “Payment Notice” (See appendix for format) to Party B after Party B pays the additional registered capital of USD19,300,015 to Jitian according to Clause 2.5 of this agreement and that the registered capital has completed the valuation procedure in accordance to the “Joint-venture contract”. Party B shall pay the total transfer amount in RMB currency equivalent to USD699,985 to the designated bank account of Party A within 5 working days upon receipt of the original copy of the Payment Notice.

4.2

Regarding the transfer payment of USD699,985 from Party C to Party A, Party A shall issue an original copy of the “Payment Notice” (See appendix for format) to Party C after Party C pays the additional registered capital of USD19,300,015 to Jitian according to Clause 2.5 of this agreement and that the registered capital has completed the valuation procedure in accordance to the “Joint-venture contract”. Party C shall pay the total transfer amount in RMB currency equivalent to USD699,985 to the designated bank account of Party A within 5 working days upon receipt of the original copy of the Payment Notice.

Chapter 5:   Limitation of the Exertion of Shareholder’s Right

Upon signing of this agreement, Party A is not permitted to use all or part of the equity interest of Jitian as securities or guarantee in any matter. Party A is also not permitted to transfer any of the equity interest to a third party or to authorize a third party to exert any right as a shareholder.

Chapter 6:   The Approval Procedure on the Transfer and on the Increase of Capital

6.1

Three parties agreed that, regarding the equity transfer matter mentioned in Clause 2.1 and the increase of capital mentioned in Clause 2.4, Party A is responsible to designate representatives to process relating approval applications and procedures, the change of Business Registration and the change of foreign currency registration, so that Jitian shall obtain the Join-venture Approval Certificate and the Joint-venture Business Registration on or before 1st December, 2006.

6.2

From the completion date of the equity transfer, Party B and Party C shall each own 50% of equity interest of Jitian legally. By then, Party B and Party C, based on the equity interests, shall possess all rights and interests, and bear all responsibilities as the shareholders according to PRC’s law and regulation, the joint-venture contract and the joint-venture bylaw. Party A shall not possess any right or interest related to the equity transfer. Party A shall also not bear any responsibility and liability related to the equity transfer.

Chapter 7:   Taxation Responsibility

Any tax incurred from the transfer of equity under this agreement shall be paid by the relative party according to law.

Chapter 8:   The Change of Board of Director of Jitian and the Transfer of the Company

8.1

During the approval procedure of equity transfer mentioned in Clause 2.1 and the increase of capital mentioned in Clause 2.4, Party b and Party C shall designate directors and form the new board of directors for the joint-venture company to perform the duties and responsibilities as directors according to the joint-venture contract and the joint-venture bylaw. Party A shall dismiss all directors designated to the board of Jitian in writing and facilitate the transfer of the company from the existing directors to the new directors according to Clause 8.2 of this agreement.

8.2	Within 3 working days after the completion of the equity transfer, the transfer of the company between the existing directors of Jitian designated by Party A and the new directors designated by Party B and Party C shall be completed. The transfer includes but not limited to all financial documents, legal documents, all certificates, permits, approvals, company stamps and seals (including company stamps, accounting stamps, contract stamps, etc.), all assets, equipments, facilities (including purchased, leased, used properties, vehicles, communication devices, telephone lines and others), cash and bank checks. Party A guarantees that the transfer of the company is completed, real and without omission. Party A also guarantees that Party B and Party C obtain the real control of Jitian. Upon completion of transfer of Jitian, the authorized representatives of Party A, Party B and Party C shall sign the “Acknowledgement of Completion of Company Transfer”.

Chapter 9:   The Principle of Bearing the Liability of Jitian

9.1

Party A, Party B and Party C agreed herein, regarding all liability of Jitian until the completion date of the transfer of the company, apart from the liability resulted from the operation of Jitian during the normal course of business and all related contracts with normal business practices and pricing, and those disclosed to and accepted by Party B and Party C, all other liability shall be bear by Party A as the original shareholder (those liabilities bear by Party A are referred hereinafter as “liability of the original shareholder”). Party A guarantees to assist Jitian to process early termination of all related contracts or agreements, so that all liability of the original shareholders are released and terminated. At the same time, Party A shall be responsible for all reimbursements and losses resulted from any failure in releasing Jitian’s liability to any third party and from the release of liability of the original shareholder.

9.2

After the completion of the transfer of company, if any third party exerts any right towards the joint-venture company on any liability occurred before the transfer date from which the joint-venture company has to bear any losses, debt and liability, Party A shall be responsible for all losses and reimbursements.

Chapter 10   Settlement of the Employee

10.1

Regarding the employee in Jitian before the completion of the company transfer, Party A should be responsible to assist Jitian to terminate all labor contract between the company and the employee except those retained by Party B and Party C upon their agreement, and pay the employee their compensation fee and breach fee according to corresponding laws, provisions of rules or stipulations in the labor contract.

10.2

Any compensation fee which should be bear by Jitian according to the stipulations on termination of the labour contract with the employee in Clause 10.1 of the agreement or be paid to the employee due to Jitian’s violation of labor laws, rules or labor contract should both be bear by Party A and paid directly to relative employees. If Jitian has already paid relative employees, Party A shall reimburse the paid amount to Jitian immediately. If any lawsuit is incurred from the delay of compensation or dispute in compensation to employees by Party A, Party A shall reimburse Jitian all losses resulted, including but not limited to court fees, charges and legal fees.

Chapter 11   The Operation and Management of Jitian during the Transition Period

11.1

Hereby Party A, Party B and Party C guarantee that Party A shall assist Jitian during the transition period not to take any action relevant to its daily operation and management or development and construction of the Galaxy Bay Project including but not limited to conclusion, amendment and complement of any file, make any written verbal promise, guarantee, financing, purchase or settle any property and pay any sum of money under terms of any contract, unless otherwise Party A has informed Party B and Party C in written notice beforehand, and agreed by Party B and Party C in written acknowledgement.

11.2

If Jitian takes any action in Clause 11.1 of this agreement without Party B and Party C ’s written consent, its liabilities or liabilities resulting from the actions should be dealt with pursuant to relevant stipulations in Clause 9.1 and 9.2 of this agreement.

Chapter 12:   Confidentiality

12.1

Any party shall be obliged to keep confidential the agreement or proceedings related to the agreement or any non public information of the other parties (hereafter called “confiditial information”) which shall not be disclosed or divulged to any media, government organ or fourth party . Any party may disclose its obtained confidential information to some reasonable extension with prior written permission issued by the other parties, or in the instances of requirements from court, arbitration organ, government organ or relevant law, and with information to the other relevant parties by written notice.

12.2	Any party may disclose above-mentioned information to its directors, management staff, agents, representatives and relevant enterprises who should be informed to perform the confidential obligation under this chapter, but the disclosure must be subjected to the needed scope in order to realize normal operation.

12.3

Each party’s confidential obligation under Chapter 12 shall be effective and continuous and not be affected by the agreement effectiveness except that the mentioned confidential information becomes available legally.

Chapter 13:   Termination

13.1

Party B and Party C are entitled to terminate the agreement by a written notice to Party A if Jitian fails to acquire the Business Certificate of Joint Ventures as of December 1, 2006.The agreement shall be terminated upon Party A’s receipt of the above-mentioned written notice .

13.2

Party B and Party C are entitled to terminate the agreement by a written notice to Party A if the companies do not realize their transitions within 3 working days following completion of the equity transfer due to Party A’s reason. The agreement shall be terminated upon Party A’s receipt of the above-mentioned written notice with performance of Clause 14.3 and 14.5 of the agreement.

13.3	Chapter 13 of the agreement is not affected by termination and rescission of the agreement.

Chapter 14:   Liability of Breach

14.1

Any party’s failure to perform in accordance with the Clauses in the agreement is known as breach of the agreement. The complying party is entitled to require the breaching party to adopt full, effective and timely measures to eliminate the aftermath of its breach without delay. The breaching party should perform its liability to the complying parties according to the special stipulations relevant to breach under the agreement or the regulations under relevant laws and regulation of PRC (when there is no special stipulation in the agreement on certain breach), and compensate for the complying parties’loss resulted from its breach.

14.2	Should any following case occurs, Party A is regarded as breach of the agreement:
14.2.1	Party A violates any stipulation under Chapter 3, and leads to inefficiency, revocation or incompletion of the agreement’s effectiveness or Party B or Party C’s any right under the agreement.
14.2.2	Party A fails to perform its obligations under the agreement according to some specified stipulations.

14.2.3	Any statement, promise or guarantee made by Party A in the agreement or files relevant to the agreement becomes or is proved to be false, uncompleted or misdirecting.
14.2.4	Other cases that Party A violates the Clauses under the agreement
14.3	Should Party A is in breach of this agreement, Party B and Party C as complying parties are entitled to adopt the following one or more relieving measures to protect their rights:
14.3.1

Relieve their obligations under the agreement and restitute them after the elimination of Party A ’s breach state. Party B and Party C’s intermittence of their obligations according to this Clause is not regard as their non-performance or delaying their performance of the obligations.

14.3.2

Inform Party A in written notice to rectify its breach action within 10 days. If Party A does not eliminate its breach state within the time limit, it should pay Party B and Party C RMB50,000¥ as breach feeeach day overdue until Party A eliminates all the breach state; Party B and Party C are also entitled to inform Party A in written notice to cancel the agreement which shall be canceled upon the arrival of the writtent notice. When Party B and Party C fulfill their rights to terminate the agreement, relevant compensation shall be claimed according to Clause14.5 of the agreement.

14.3.3

Demand Party A to refund Party B and Party C any sum of money paid to it within 5 days following Party A’s receipt of the written notice by Party B and Party C. If the money is not refunded within the time limit, Party A should pay Party B and Party C 0.05% of the should-be-refunded money as breach feefor its breach until the date when all the money is refunded.

14.3.4

If the status upon the completion of the equity transfer is realized when the agreement is terminated, Party A should assist Party B and Party C to retransfer the stock right of Jitian having been sold to Party A.

14.3.5	Require Party A to compensate all the Party B and Party C’s loss.
14.4

If either Party B or Party C fails to perform the stipulations in Clause 4 of this agreement and fails to pay Party A the total transfer price, Party A is entitled to inform the party to rectify its breach action within 10 days in written notice. If the party fails to rectify, it should pay Party A 0.05% of outstanding payment as its breach fee until the date when the money is paid off.

14.5

Any complying party or parties are entitled to claim its or their compensation due to the breaching damage pursuant to the agreement and be paid RMB 50,000¥ by the breaching party as breach feeas of cancelation of the agreement according to the stipulations under the agreement.

14.6	The effectiveness of Chapter 14 shall not be affected by the termination or cancellation of the agreement.

Chapter 15:   Force Majeure

15.1	Should any party be prevented from performing any of its obligations under this agreement due to event of force majeure, it need not bear liability of its breach of agreement.
15.2

Should force majeure occurs, the affected party shall notify the other parties of its occurrence as soon as possible and provide the other parties with a certificate issued by the local competent authorities and written explanations on its failure, part failure or delay in performing the agreement after 10 working days following its occurrence. All the parties shall negotiate whether to rescind the agreement, partly relieve obligations under the agreement or delay to perform the agreement according to degree of the effect to the agreement.

Chapter 16:   Applicable Law and Settlement of Dispute

16.1	Conclusion, effectiveness, explanation, implementation and dispute of the agreement shall apply to the applicable law of the PRC.
16.2

Any dispute arising from or in connection with this agreement shall be negotiated peacefully among the three parties. Any party is entitled to submit the dispute to China International Economic and Trade Arbitration Commission for arbitration which shall be conducted in Beijing in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral judgment is final and binding upon all the parties.

Chapter 17:   Other Clauses

17.1

Integral Agreement: This agreement (including its appendix) constitutes the integral agreement concerning equity transfer between the three parties, which will substitute any written or verbal intents, understandings, agreements and statements prior to this agreement between the three parties.

17.2

Modification and Waiver: Any modification to the agreement will be ineffective unless the three parties have agreed. Any party’s either intentional or unintentional waiver to their ascertainment of breach of the agreement, false statements, infringements to guarantee or promise under terms of this agreement should not be regarded as waiver to ascertainment of former or later breach of the agreement, false statements, infringements to guarantee or promise. It should not affect their right to the former or later similar affairs in any way either.

17.3	Transfer: This agreement should not be transferred by any party without the other two parties’ agreement.
17.4	Appendix: All the appendix to this agreement are parts of this agreement, which has the same legal force and effect with this agreement.
17.5	Supplement Agreement: Anything uncovered in this agreement may be negotiated among the three parities, and a supplement agreement is acceptable.
17.6	Notice:
17.6.1

The agreement stipulates that any notices or written correspondences from one party to the other two parities may be written in Chinese or English and sent in written by special person, posthaste delivery (China Post EMS) or facsimile. Any notices or correspondences according to the agreement should be sent in aforesaid manners to each party at following addresses or facsimile numbers (or the recipient informs the other part other addresses or facsimile numbers in written 7 days ahead):

    Party A: Silverstrand International Holdings Company Limited.
Recipient: Jiang Fang
Address: C Site 25F President Building No.69 Heping North Street Heping
District, Shenyang
Postal Code:110003
Telephone Number:86-24-22813888
Fax Number:86-24-22813999

    Party B: Beijing Capital Land Limited
Recipient: He Guang
Address: 15F Jinze Building No.2 Guangningbo Street Xicheng District, Beijing
Postal code: 100032
Telephone Number:86-010-66523000
Fax Number: 86-010-66523131

    Party C: Reco Ziyang Pte Ltd
Recipient: Lee Kok Sun
Address: 168 Robinson Road #37-01 Capital Tower, Singapore 068912
Telephone Number:65-6889 6819
Fax Number:65-6889 6869

17.6.2

Any notices, requirements or correspondences are regarded as arrival in the following instances: Such as having been marked dates of accepted pieces on the return receipts upon arrival by posthaste delivery, having been confirmed arrival of the files by the sending reports printed after transmission upon the arrival by facsimile, having been signed in by the recipient upon the arrival by special person.

17.7

Expense: The three parties should pay all the relevant expenditures and charges (including the retaining fee) respectively in the agreement and the exchanges under the agreement, except additional stipulation in the agreement.

17.8

Caption: The captions in any Clause, paragraph, term and chapter of the agreement are merely set up for the convenience of reading. They will not affect the implementation and explanation to the agreement.

17.9

Text: The agreement is written in Chinese and issued in 8 duplicates, with Party A, Party B and Party C holding 1 copy respectively, the other duplicates are to be submitted to relevant government bureaus and the remained to be kept in the joint-venture company. Each copy is of the same legal force and effect.

17.10

Validation: The agreement will be valid as of signature and seal by the representative authorized from Party C after signature and seal by the legal people or the representatives authorized from Party A and Party B, and is approved by the approval authority.

(No text in the following)

(No text on this page. The signature page of the Equity Transfer Agreement of Jitian)

PARTY A: SILVERSTRAND INTERNATIONAL HOLDINGS COMPANY LIMITED (SEAL)
AUTHORIZED REPRESENTATIVE (SIGNATURE):

PARTY B: BEIJING CAPITAL LAND LIMITED (SEAL)
LEGAL REPRESENTATIVE (SIGNATURE):

PARTY C:RECO ZIYANG PTE LIMITED (SEAL
AUTHORIZED REPRESENTATIVE (SIGNATURE):

Appendix:

SILVERSTRAND INTERNATIONAL HOLDINGS COMPANY LIMITED
Format of the “Payment Notice”

PAYMENT NOTICE

To: __________________

According to relevant stipulations in Chapter 4 of the Equity Transfer Agreement of Jitian (hereinafter called “the Equity Transfer Agreement”) concluded between your company, ____________ and our company, currently the payment condition at the transfer price agreed in the Clause has been fulfilled. Please remit to our company $699,985.00 of the transfer price into the following account pursuant to terms in the Equity Transfer Agreement upon receipt of the remittance notice:

Name of A/C:____________________
A/C No.        :____________________
Bank             :____________________
Address         :____________________
SWIFT code  :____________________
Intermediary Bank:_____________________
A/C No. of Intermediary Bank:_____________________
SWIFT code : ____________________

SILVERSTRAND INTERNATIONAL HOLDINGS COMPANY LIMITED (SEAL)
AUTHORIZED REPRESENTATIVE (SIGNATURE):
DATE: